Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Ventas, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.25 par value	Other	3,515,211 (1)	$47.26 (2)	$166,128,871.86 (2)	$92.70 per $1,000,000	$15,400.15
	Total Offering Amounts							$15,400.15
	Total Fee Offsets							$15,400.15
	Net Fee Due							$0

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover an indeterminate number of additional shares of common stock that may become issuable as a result of stock splits, stock dividends or similar transactions pursuant to the provisions of the Second Amended and Restated Agreement of Limited Partnership of NHP/PMB L.P.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the common stock reported by the New York Stock Exchange on September 16, 2022.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Ventas, Inc.	S-3	333-234369	October 29, 2019		$15,400.15	Equity	Common Stock, $0.25 par value	1,850,651	$118,645,234.34
Fees Offset Sources	Ventas, Inc.	S-3	333-234369		October 29, 2019						$24,898.95 (1)

(1)	Ventas, Inc. (the “Registrant”) previously filed a registration statement on Form S-3 (File No. 333-234369), initially filed on October 29, 2019 and declared effective on October 30, 2019 (the “Prior Registration Statement”), which registered 2,992,131 shares of Common Stock, $0.25 par value per share (the “Common Stock”), for a proposed maximum aggregate offering price of $191,825,58.41. The Prior Registration Statement was not fully used and 2,988,225 shares of Common Stock were not sold, resulting in an unsold aggregate offering amount of $191,575,104.75. This unused amount represents approximately 99.87% of the $24,898.95 of the registration fees on the Prior Registration Statement and results in an available fee offset of $24,866.44. The Registrant has terminated or completed any offerings that included the unsold securities under the Prior Registration Statement.